Exhibit 99.1

NEWS RELEASE

YUMA ENERGY, INC. PROVIDES INFORMATION REGARDING ITS RECENTLY COMPLETED MERGER WITH DAVIS PETROLEUM ACQUISITION CORP. AND ITS 1-FOR-20 REVERSE STOCK SPLIT

HOUSTON, TEXAS – November 1, 2016 – Yuma Energy, Inc. (NYSE MKT: YUMA) (“Yuma”) announced today that upon consummation of the transaction with Davis Petroleum Acquisition Corp. (“Davis”) that was completed on October 26, 2016, Yuma issued approximately 7,455,000 shares of its common stock to former common stockholders of Davis and approximately 1,754,000 shares of its newly created Series D Convertible Preferred Stock with a conversion price of $11.074 per share and a liquidation preference of approximately $19.4 million to former preferred stockholders of Davis.

After completion of Yuma’s reincorporation from California to Delaware, conversion of its Series A Preferred Stock into common stock, completion of its 1-for-20 reverse stock split, as well as taking into account the newly issued shares of common stock to Davis as a result of the transaction, Yuma currently has approximately 12,201,000 shares of its common stock issued and outstanding and approximately 1,754,000 shares of its Series D Convertible Preferred Stock issued and outstanding with a liquidation preference of $19.4 million.

In connection with the Davis merger, on October 26, 2016, Yuma entered into a Credit Agreement providing for a $75.0 million 3-year revolving credit facility (the “Credit Agreement”) with SG Americas Securities, LLC (“SG Americas”) as Lead Arranger and Bookrunner, Société Générale S.A. (“Société Générale”) as Administrative Agent and the lenders party thereto. The Credit Agreement replaces Yuma’s existing credit agreement. The initial borrowing base of the credit facility is $44.0 million, and is subject to redetermination as of January 1, 2017 as well as April 1st and October 1st of each year. As of October 26, 2016, Yuma had approximately $39.5 million outstanding under the Credit Agreement. All of the obligations under the Credit Agreement, and the guarantee of those obligations, are secured by substantially all of the assets of Yuma and customary financial covenants have been made.

About Yuma Energy, Inc.

Yuma Energy, Inc. is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources, primarily in the U.S. Gulf Coast and California. Yuma has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. Yuma’s operations are currently focused on onshore properties located in central and southern Louisiana, where it is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. Its recently acquired company-operated properties are conventional fields located onshore in south Louisiana and the upper Texas Gulf Coast, and the newly acquired non-operated properties include Eagle Ford and Eaglebine properties in east Texas. In addition, Yuma has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Yuma’s common stock is traded on the NYSE MKT under the trading symbol “YUMA.” For more information about Yuma Energy, Inc., please visit Yuma’s website at www.yumaenergyinc.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes, and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: problems may arise in the integration of the operations of Yuma and Davis; the risks of exploration and production segment of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Yuma’s annual report on Form 10-K/A for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Yuma’s business, results of operations, and financial condition. Yuma undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

 For more information, please contact:

James J. Jacobs
Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027
Telephone: (713) 968-7000

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